Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2012 Second Quarter Results

SCOTTSDALE, ARIZ. – May 1, 2012 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the second quarter ended March 31, 2012 of $106.2 million, a 6.9 percent decrease from $114.2 million for the second quarter of the prior year. Net income for the second quarter ended March 31, 2012 was $1.9 million, or 8 cents per diluted share, compared to $7.0 million, or 28 cents per diluted share, for the second quarter ended March 31, 2011.

Revenues for the six months ended March 31, 2012 were $212.7 million, an 8.2 percent decrease from $231.6 million for the six months ended March 31, 2011. Net income for the six months ended March 31, 2012 was $5.9 million, or 24 cents per diluted share, compared to $17.3 million, or 70 cents per diluted share, for the six months ended March 31, 2011.

Return on equity for the trailing four quarters ended March 31, 2012 was 11.3 percent compared to 21.4 percent for the trailing four quarters ended Sept. 30, 2011.

“Second quarter financial results were negatively impacted by our lower average student enrollment,” said Kim McWaters, chief executive officer. “We remain very focused on managing our costs, without compromise to quality educational outcomes. Further, we continue to execute on strategies necessary to build new student enrollment and as a result anticipate new student start growth in the second half of the year.”

Student Metrics

	Three Months Ended		Six Months Ended
			March 31,
	March 31,
	2012	2011	2012	2011
		(Rounded to hundreds)
Total starts	3,400	3,600	6,700	7,000
Average undergraduate full-time student enrollment	16,700	18,800	17,400	19,600
End of period undergraduate full-time student enrollment	16,300	18,400	16,300	18,400

Second Quarter Operating Performance

For the second quarter of 2012, revenues were $106.2 million, a 6.9 percent decrease from $114.2 million for last year’s second quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 11.2 percent. The decrease was partially offset by one additional earning day in the current year and an increase in tuition rates. During the second quarter of 2012 and 2011, tuition excluded $3.7 million and $1.5 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the second quarter of 2012 were $2.9 million and 2.7 percent, respectively, compared to operating income and margin of $11.4 million and 10.0 percent, respectively, in the same period last year. The decrease in operating income was primarily attributable to the decrease in revenues and an increase in advertising expense. We anticipate our advertising expense will be in the range of 10% — 11% of revenue for the year ended September 30, 2012. The decrease was partially offset by a decrease in tools and training aids expense and supplies and maintenance.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2012 was $9.4 million compared to $17.9 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance

Revenues for the six months ended March 31, 2012 were $212.7 million, an 8.2 percent decrease from $231.6 million for the six months ended March 31, 2011.

Operating income and margin for the six months ended March 31, 2012 were $9.5 million and 4.5 percent, respectively, compared to $28.2 million and 12.2 percent, respectively, for the six months ended March 31, 2011. The decreases in operating income and margin were related to the decreases in revenues and an increase in advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2012 was $22.6 million compared to $41.1 million for the six months ended March 31, 2011. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $116.9 million at March 31, 2012, compared to $109.6 million at Sept. 30, 2011. At March 31, 2012, shareholders’ equity totaled $147.7 million as compared to $142.1 million at Sept. 30, 2011. The board of directors declared a cash dividend on UTI common stock of $0.10 per share on February 22, 2012 which totaled $2.5 million and was paid on March 30, 2012 to common shareholders of record as of March 15, 2012.

Pursuant to the previously announced share repurchase plan, we purchased 125,800 shares of stock during the three months ended March 31, 2012 at an average price of $12.99 for a total cost of approximately $1.6 million.

Cash flow provided by operating activities was $10.0 million and $15.6 million for the three months and six months ended March 31, 2012, respectively, compared with $17.1 million and $28.9 million for the three months and six months ended March 31, 2011, respectively.

2012 Outlook

For the remainder of 2012, we expect to continue to be impacted by the macro-economic headwinds, continued student financing challenges and our lower student populations as we entered the year. The rate of decline improved for applications during the second quarter and we are cautiously optimistic that new student starts will turn positive in the second half of the year. However, we continue to expect average student populations for the full year to decline, as compared to the prior year, resulting in a mid to high single digit decline in revenues in 2012 and an overall decline in operating margins compared to 2011. Due to the seasonality of our business and normal fluctuations in student populations, we expect our third quarter net income to be lower than the second quarter and, consistent with our historic trends, the lowest for the year, before improving in the fourth quarter. Given these trends and the higher fixed component in our admissions cost structure as a result of regulatory changes, we are focused on efficiencies, managing costs and other opportunities to improve operating margins during the remainder of the year.

Conference Call

Management will hold a conference call to discuss the 2012 second quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through May 9th, 2012 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10012983.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2012	2011	2012	2011
	(In thousands, except per share amounts)
Revenues	$106,240	$114,161	$212,667	$231,608
Operating expenses:
Educational services and facilities	53,458	57,692	105,149	111,528
Selling, general and administrative	49,873	45,079	98,043	91,837

Total operating expenses	103,331	102,771	203,192	203,365

Income from operations	2,909	11,390	9,475	28,243

Other income:
Interest income, net	58	55	150	143
Other income	213	125	366	255

Total other income	271	180	516	398

Income before income taxes	3,180	11,570	9,991	28,641
Income tax expense	1,312	4,575	4,083	11,390

Net income	$1,868	$6,995	$5,908	$17,251

Earnings per share:
Net income per share – basic	$0.08	$0.29	$0.24	$0.71

Net income per share – diluted	$0.08	$0.28	$0.24	$0.70

Weighted average number of shares outstanding:
Basic	24,692	24,366	24,692	24,323

Diluted	24,845	24,668	24,826	24,629

Cash dividend declared per common share	$0.10	-	$0.10	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		March 31,	September 30,
		2012	2011
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$58,281	$53,670
Investments, current portion		44,453	50,052
Receivables, net		11,265	11,205
Deferred tax assets, net		6,222	7,837
	Prepaid expenses and other current assets	12,677	10,709

	Total current assets	132,898	133,473
Investments, less current portion		14,199	5,830
Property and equipment, net		92,220	100,377
Goodwill		20,579	20,579
Deferred tax assets, net		1,569	-
Other assets		6,035	5,328

Total assets		$267,500	$265,587

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$40,040	$35,905
Deferred revenue		55,036	61,394
Accrued tool sets		4,566	4,723
Income tax payable		379	2,032
Other current liabilities		768	642

	Total current liabilities	100,789	104,696
Deferred tax liabilities, net		—	2,443
Deferred rent liability		12,951	11,799
Other liabilities		6,039	4,534

	Total liabilities	119,779	123,472

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,989,972 shares issued and 24,676,845
	shares outstanding at March 31, 2012 and
	29,560,276 shares issued and 24,690,050
	shares outstanding at September 30, 2011	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		165,865	156,497
	Treasury stock, at cost, 5,313,127 shares at March 31, 2012 and
	4,870,226 shares at September 30, 2011	(83,713)	(76,506)
Retained earnings		65,566	62,121

	Total shareholders’ equity	147,721	142,115

Total liabilities and shareholders’ equity		$267,500	$265,587

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	March 31,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$5,908	$17,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,276	12,228
Amortization of held-to-maturity investments	1,025	479
Bad debt expense	3,944	3,802
Stock-based compensation	3,781	3,515
Excess tax benefit from stock-based compensation	(159)	(339)
Deferred income taxes	(2,675)	3,737
Loss on disposal of property and equipment	70	788
Changes in assets and liabilities:
Receivables	(4,004)	(10,931)
Prepaid expenses and other current assets	(2,006)	(731)
Other assets	(711)	(789)
Accounts payable and accrued expenses	4,390	(7,079)
Deferred revenue	(6,358)	5,293
Income tax payable/receivable	(1,653)	(3,212)
Accrued tool sets and other current liabilities	(31)	15
Deferred rent liability	1,152	4,484
Other liabilities	618	358

Net cash provided by operating activities	15,567	28,869

Cash flows from investing activities:
Purchase of property and equipment	(3,515)	(18,111)
Purchase of investments	(41,297)	(26,200)
Proceeds received upon maturity of investments	37,502	18,660

Net cash used in investing activities	(7,310)	(25,651)

Cash flows from financing activities:
Payment of cash dividend	(2,463)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(103)	(348)
Proceeds from issuance of common stock under employee plans	399	493
Excess tax benefit from stock-based compensation	159	339
Purchase of treasury stock	(1,638)	—
Net cash (used in) provided by financing activities	(3,646)	484

Net increase in cash and cash equivalents	4,611	3,702
Cash and cash equivalents, beginning of period	53,670	48,974

Cash and cash equivalents, end of period	$58,281	$52,676

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
		(In thousands)
Net income	$1,868	$6,995	$5,908	$17,251
Interest income, net	(58)	(55)	(150)	(143)
Income tax expense	1,312	4,575	4,083	11,390
Depreciation and amortization	6,244	6,355	12,767	12,645

EBITDA	$9,366	$17,870	$22,608	$41,143

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
			(In thousands)
Salaries expense	$41,879	$41,166	$82,055	$81,408
Employee benefits and tax	9,706	10,004	18,045	17,116
Bonus expense	1,992	2,863	5,679	7,720
Stock-based compensation	2,099	1,805	3,781	3,515
Total compensation and related costs	$55,676	$55,838	$109,560	$109,759

Occupancy expense	$9,680	$9,843	$19,457	$19,998
Bad debt expense	$1,411	$1,519	$3,944	$3,802
Depreciation expense	$6,242	$6,353	$12,763	$12,640

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